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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC  20549


                             Form 8-K


                          CURRENT REPORT



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                  Date of Report: August 19, 1996



                            AT&T CORP.


  A New York              Commission File          I.R.S. Employer
  Corporation               No. 1-1105             No. 13-4924710




     32 Avenue of the Americas, New York, New York 10013-2412


                  Telephone Number (212) 387-5400

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  Form 8-K                                               AT&T Corp.
  August 19, 1996


  Item 5.  Other Events.

       On August 19, 1996, AT&T Corp. ("AT&T") announced that Alex J. Mandl was resigning his positions as AT&T's President and Chief Operating Officer and as a member of AT&T's Board of Directors, effective immediately. AT&T also announced that it was commencing an external search for Mr. Mandl's replacement. Until a replacement is selected, AT&T Chairman and Chief Executive Officer Robert E. Allen will take direct charge of the operations of the business. Additional responsibilities for the business will be shared by Richard W. Miller, Senior Executive Vice President and Chief Financial Officer, and John D. Zeglis, Senior Executive Vice President for Policy Development and Operations Support.

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  Form 8-K                                               AT&T Corp.
  August 19, 1996




                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   AT&T CORP.




                                By:  S. L. Prendergast
                                     Vice President and Treasurer





  August 20, 1996